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

CONSOLIDATED BALANCE SHEETS                           U S WEST, Inc.
(UNAUDITED)

                                         September 30,    December 31,
In millions                                   1998          1997
--------------------------------------   -------------   --------------

ASSETS

Current assets:
 Cash and cash equivalents               $         22    $          27
 Accounts and notes receivable                  1,735            1,717
 Inventories and supplies                         248              150
 Deferred directory costs                         261              257
 Deferred tax asset                               205              271
 Prepaid and other                                 82               82
                                         -------------   --------------
   Total current assets                         2,553            2,504
                                         -------------   --------------

Gross property, plant and equipment            34,840           33,651
Less accumulated depreciation                  20,342           19,343
                                         -------------   --------------
Property, plant and equipment - net            14,498           14,308
Other assets                                    1,010              855
                                         -------------   --------------
   Total assets                          $     18,061    $      17,667
                                         =============   ==============


LIABILITIES AND SHAREOWNERS' EQUITY

Current liabilities:
 Short-term debt                         $      1,913    $         695
 Accounts payable                               1,121            1,377
 Dividends payable                                269              259
 Other                                          1,955            1,868
                                         -------------   --------------
   Total current liabilities                    5,258            4,199
                                         -------------   --------------

Long-term debt                                  7,920            5,020
Postretirement and other postemployment
 benefit obligations                            2,556            2,534
Deferred taxes, credits and other               1,702            1,547

Shareowners' equity                               625            4,367
                                         -------------   --------------
   Total liabilities and
      shareowners' equity                $     18,061    $      17,667
                                         ==============  ==============
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